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                       ZOLTEK COMPANIES, INC.
                    DIRECTORS STOCK OPTION PLAN
                     (AS AMENDED AND RESTATED)

               SECTION 1.  ESTABLISHMENT AND PURPOSE.

     Zoltek Companies, Inc. hereby establishes a stock option plan to be named the Zoltek Companies, Inc. Directors Stock Option Plan, for certain directors of the Company. The purpose of the Plan is (1) to induce directors of the Company to remain directors of the Company, to offer them incentives and rewards in recognition of their contributions to the Company's progress, and to encourage them to continue to promote the best interests of the Company and its subsidiaries, and (2) to aid the Company and its subsidiaries in competing with other enterprises for the services of new directors needed to help insure the Company's continued progress.

                      SECTION 2.  DEFINITIONS.

     (a) ACT means the Securities Exchange Act of 1934, as amended from time to time.

     (b)  ADMINISTRATOR means the Secretary of the Company.

     (c)  BOARD means the Board of Directors of the Company.

     (d) CODE means the Internal Revenue Code of 1986, as amended and in effect from time to time.

     (e) COMPANY means Zoltek Companies, Inc., a corporation organized and existing under the laws of the State of Missouri.

     (f) ELIGIBLE DIRECTOR means a director of the Company who is not otherwise an officer or employee of the Company or of any subsidiary thereof.

     (g) FAIR MARKET VALUE of a share of the Company's common stock means, for any particular date, (i) for any period during which the stock shall not be listed for trading on a national securities exchange, but when prices for the stock shall be reported by the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the last transaction price per share as quoted by the National Market System of NASDAQ,
          (ii) for any period during which the stock shall not be listed for trading on a national securities exchange or its price reported by the National Market System of NASDAQ, but when prices for the stock shall be reported by NASDAQ, the closing bid price as reported by NASDAQ, (iii) for any period during which the stock shall be




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          listed for trading on a national securities exchange, the
          closing price per share of stock on such exchange or (iv) the market price per share of stock as determined by a nationally recognized investment banking firm selected by the Board in the event neither (i), (ii) or (iii) above shall be applicable. If Fair Market Value is to be determined as of a day when the securities markets are not open, the Fair Market Value on that day shall be the Fair Market Value on the preceding day when the markets were open.

     (h)  OPTION means an option granted under this Plan to acquire
          Stock.

     (i)  OPTIONEE means the person to whom an Option is granted.

     (j) OPTION AGREEMENT means an Agreement issued to each Eligible Director with respect to each Option.

     (k) OPTION DATE means the date as of which an Option is granted, which shall be the first business day after the annual meeting of Shareholders of the Company.

     (l)  PLAN means the Zoltek Companies, Inc. Directors Stock Option
          Plan.

     (m) POST-DEATH REPRESENTATIVE(S) means the executor(s) or administrator(s) of the Optionee's estate or the person or persons to whom the Optionee's rights under his or her Option pass by the Optionee's will or the laws of descent and distribution.

     (n) RULE 16B-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Act, as amended from time to time, or any successor rule.

     (o) STOCK means authorized and unissued shares of common stock of the Company or reacquired shares of the Company's common stock held in its treasury.

Generally, terms used herein shall have the meanings which they have under Section 422 of the Code and regulations thereunder and, except to the extent contrary to such Section or regulations, under Rule 16b-3.

                    SECTION 3.  ADMINISTRATION.

     The Plan shall be administered on behalf of the Company by the Administrator. The Administrator may adopt, amend, and rescind from time to time such administrative rules, and may take from time to time such actions, with or without notice to affected Optionees, as he or she may deem appropriate to implement or interpret the provisions of this Plan or to exercise any authority, discretion or power explicitly or implicitly granted to the Administrator under this

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Plan, provided that no such rules or actions may be inconsistent with the provisions of this Plan, or Rule 16b-3 or any successor rule adopted under the Act. The Administrator may make rules or take action pursuant to this Section by any appropriate means.

            SECTION 4.  SHARES RESERVED UNDER THE PLAN.

     (a) At any time during the existence of the Plan, there shall be reserved for issuance upon the exercise of Options granted under the Plan an amount of Stock (subject to adjustment as provided in Section 10 hereof) equal to the total number of shares then issuable pursuant to all such Option grants which shall have been made prior to such time. The Company in its discretion may use reacquired shares held in the Treasury in lieu of authorized but unissued shares.

     (b) If an Option terminates in whole or in part, by expiration or for any other reason except exercise of such Option, the shares previously reserved for issuance upon grant of the Option shall again be available for issuance, as if such shares had never been subject to an Option.

                  SECTION 5.  GRANTING OF OPTIONS.

     (a) Each person who is an Eligible Director on the date of the Company's initial public offering of its Stock (which shall be deemed the Option Date for 1992) shall receive an Option to acquire 1,000 shares of Stock at the initial public offering price. Thereafter, each person who is newly elected or appointed as an Eligible Director of the Company shall, on the effective date of such election or appointment, receive Options to acquire 7,500 shares of Stock. In each year, each person who is an Eligible Director on the Option Date shall receive Options to acquire 7,500 shares of Stock, provided, however, that no such grant shall be made to any Eligible Director who is first elected or appointed a director of the Company during the period between the annual meeting of shareholders immediately preceding the Board meeting on the Option Date and the annual meeting of shareholders for the immediately preceding year.

     (b) All Options granted under the Plan shall be granted as of an Option Date. Promptly after each Option Date, the Company shall notify the Optionee of the grant of the Option, and shall hand deliver or mail to the Optionee a Stock Option Agreement, duly executed by and on behalf of the Company, with the request that the Optionee execute and return the Agreement within thirty days after the Option Date. If the Optionee shall fail to execute and return the written Option Agreement within said thirty-day period, his or her Option shall be automatically terminated, except that if the Optionee dies within said thirty-day period such Option Agreement shall be effective notwithstanding the fact that it has not been signed prior to death.

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                   SECTION 6.  TERMS OF OPTIONS.

     Notwithstanding any other provision of the Plan, each Option shall be evidenced by an Option Agreement, which shall include the substance of the following terms and conditions:

     (a) The option price for each share of Stock covered by an Option shall be an amount equal to 100% of the Fair Market Value of a share of Stock on the Option Date of such Option.

     (b) The Option by its terms shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or the regulations thereunder. The designation of a beneficiary does not constitute a transfer. The Option shall be exercisable, during the Optionee's lifetime, only by the Optionee.

     (c) The Option by its terms shall be immediately exercisable as to any or all shares and may be exercised at any time and from time to time.

     (d) The Option shall not be exercisable after the earlier of (i) the last day of the twenty-fourth month after the month in which the Optionee's service as a director terminates for any reason, or (ii) the expiration of ten years from the Option Date.

             SECTION 7.  NO RIGHT TO REMAIN A DIRECTOR.

     The grant of an Option shall not create any right in any person to remain as a director of the Company.

                  SECTION 8.  EXERCISE OF OPTIONS.

     (a) An Option shall be exercisable only (i) upon payment to the Company on the exercise date of cash in the full amount of the option price of the shares with respect to which the Option is exercised, or
(ii) upon delivery to the Company on the exercise date of certificates representing shares of Company common stock, owned by the Optionee for longer than six months and registered in the Optionee's name, having a Fair Market Value, on the date of such exercise and delivery, equal to the full amount of the purchase price of the shares with respect to which the Option is exercised, or (iii) a combination of (i) and (ii).

     (b) An Optionee shall have none of the rights of a stockholder with respect to shares of Stock subject to his or her Option until shares of Stock are issued to him or her upon the exercise of his or her Option.

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                  SECTION 9.  GENERAL PROVISIONS.

     The Company shall not be required to issue or deliver any certificate for shares of Stock to an Optionee upon the exercise of his or her Option prior to:

     (a) if requested by the Company, the filing with the Company by the Optionee or the Optionee's Post-Death Representative of a representation in writing that at the time of such exercise it is his or her then present intention to acquire the shares of Stock being purchased for investment and not for resale, and/or the completion of any registration or other qualification of such shares of Stock under any state or Federal laws or rulings or regulations of any governmental regulatory body, which the Company shall determine to be necessary or advisable; and

     (b) the obtaining of any other consent, approval or permit from any state or Federal governmental agency which the Administrator shall, in his or her absolute discretion upon the advice of counsel, determine to be necessary or advisable.

                SECTION 10.  ADJUSTMENT PROVISIONS.

     In the event any stock dividend is declared upon the Company's common stock or in the event outstanding shares of stock shall be changed into or exchanged for a different number, class or kind of shares of stock or other securities of the Company or of another corporation, whether by reason of a split or combination of shares, recapitalization, reclassification, reorganization, merger, consolidation or otherwise, the number of shares of Stock reserved for issuance upon the exercise of outstanding Options shall be appropriately and proportionately adjusted, and in any such event a corresponding adjustment shall be made changing the number, class or kind of shares of Stock or other securities which are deliverable upon the exercise of any Option theretofore granted without change in the total price applicable to the unexercised portion of such Option, but with a corresponding adjustment in the price for each share of Stock covered by the unexercised portion of such Option. In the event the Company is merged, consolidated or reorganized with another corporation, appropriate provision shall be made for the continuance of outstanding Options with respect to shares of the succeeding parent corporation following a merger, or with respect to shares of the consolidated or reorganized corporation in the case of a consolidation or reorganization, and to prevent their dilution or enlargement compared to the total shares issuable therein in respect of the Stock. Adjustments under this
Section 10 shall be made in an equitable manner by the Administrator, whose determination shall be conclusive and binding on all concerned.

         SECTION 11.  DURATION, AMENDMENT AND TERMINATION.

     (a) The Board may at any time terminate the Plan or make such amendments thereof as it shall deem advisable and in the best interests of the Company, without further action on the part of the stockholders of the Company; provided, however, that no such termination or amendment shall, without the consent of the Optionee, adversely affect or impair the rights of

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such Optionee, and provided further, that no amendment requiring shareholder approval in order to meet the requirements of Rule 16b-3 shall be effective unless such shareholder approval is obtained, and provided further that the provisions relating to eligible persons, the amount and price of awards and the timing of awards may not be amended more than once every six months except to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, or the rules thereunder.

     (b) The period during which Options may be granted under the Plan shall terminate on September 1, 2002, unless the Plan earlier shall have been terminated as provided above.

                SECTION 12.  SHAREHOLDER APPROVAL.

     The Plan shall be effective on September 1, 1992. The Plan was approved by the sole shareholder of the Company as of July 31, 1992.
The Plan was amended by a vote of the shareholders of the Company as of February 9, 1995, and was amended and restated by a vote of the Board of Directors on May 22, 1999.

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